EXHIBIT 99.1

PRESS RELEASE

WASTE SERVICES, INC. ANNOUNCES
CLOSING OF TAMPA, FLORIDA ACQUISITION AND
DATE FOR SECOND QUARTER CONFERENCE CALL
BURLINGTON, Ontario, July 5, 2006 / PRNewswire-FirstCall/ — Waste Services, Inc. (Nasdaq: WSIID) today announced that it had closed the previously announced acquisition of Sun Country Materials, LLC to expand its operations in the Tampa, Florida market. Sun Country Materials owns a construction and demolition landfill located in Hillsborough County, Florida that has recently received an expansion permit. The company also announced that it will release its 2006 second quarter results after the close of markets on Tuesday, July 25, 2006 and hold a conference call on Wednesday, July 26, 2006 at 8:30 a.m. (EDT). A copy of the second quarter press release will be available on our website after its release. Our Chief Executive Officer, David Sutherland-Yoest, accompanied by other senior management, will discuss the company’s second quarter results. If you wish to participate in this call, please phone 866-362-4832 (US and Canada) or 617-597-5364 (International) and enter passcode number 19434271. To hear a web case of the call over the Internet, access the Home page of the Waste Services website at www.wasteservicesinc.com. A post-view of the call will be available until August 9, 2006 by phoning 888-286-8010 (US and Canada) or 617-801-6888 (International) and entering passcode number 78276756. The web case will also be available on the company’s website.
Waste Services, Inc., a Delaware corporation, is a multi-regional integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s web site is http://www.wasteservicesinc.com. Information on the company’s web site does not form part of this press release.
For information contact:

Mark A. Pytosh, Executive Vice President and Chief Financial Officer
Waste Services, Inc.
561-237-3420